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                                                                    Exhibit 10.5


                            FINE HOST CORPORATION
                    LONG-TERM INCENTIVE COMPENSATION PLAN


                                  ARTICLE I

                                   PURPOSE

The purpose of the Long-Term Incentive Compensation Plan (the "Plan") is to promote the interests of Fine Host Corporation (the "Company") and its stockholders by (i) helping the Company to attract and retain outstanding management, (ii) stimulating management's efforts on behalf of the Company by giving participants a direct interest in the performance of the Company and
(iii) suitably rewarding participants' contributions to the success of the Company.

The Company intends that certain performance-based compensation payable under the Plan will qualify for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE II

                                  DEFINITIONS

     2.1 Award Certificate: A written instrument evidencing the award of Units to a Participant.

     2.2 Base Year EPS: Earnings Per Share for the Fiscal Year immediately preceding the date of an award of Units.

     2.3 Beneficiary: The person or persons designated by a Participant, in accordance with Section 9.1, to receive any amount payable under the Plan upon the Participant's death.

     2.4  Board:  The Board of Directors of the Company.

     2.5 Change in Control: Change in Control shall, unless the Board otherwise directs by resolution adopted prior thereto or, in the case of a particular award, the particular Award Certificate states otherwise, be deemed to occur if:

          (i) any "person" (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a Permitted Holder (as defined below), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 30% or more of either the outstanding Common Shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally,

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          (ii) the Company is merged, consolidated or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the combined voting power of the outstanding securities of the Company entitled to vote generally in the election of the Board immediately prior to such transaction,

          (iii) during any period of two consecutive years beginning on the Effective Date, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period, or

          (iv) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company.

          No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company's then outstanding voting securities entitled to vote generally prior to said combination own 50% or more of the resulting entity's outstanding securities shall, by itself, be considered a Change in Control. As used herein, "Permitted Holder" means William R. Berkley or any of his affiliates (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933).

     2.6 Code: The Internal Revenue Code of 1986, as amended from time to time.

     2.7 Committee: The Compensation Committee of the Board, which is comprised solely of two or more "outside directors" within the meaning of
Section 162(m) of the Code.

     2.8 Common Shares: Shares of common stock ($.01 par value) of the Company.

     2.9 Company: Fine Host Corporation and consolidated subsidiaries, a Delaware corporation, or any successor thereto.

     2.10 Cumulative Unit Value:  The amount determined in accordance with
Section 7.2.

     2.11 Disability: Disability, as defined in a Participant's employment agreement with the Company, or, absent an agreement, in the Company's group disability insurance contract.

     2.12 Earnings: For any Fiscal Year, the consolidated income of the Company from continuing operations before income taxes, prepared in accordance with generally accepted accounting principles, as reported in the Company's audited consolidated financial statements for that Fiscal Year; adjusted to exclude (a) in its entirety any item of nonrecurring gain or loss in excess of $2,000,000 and (b) any accruals for this Plan.

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     2.13 Earnings Per Share:  For any Fiscal Year, Earnings divided by the number of Common Shares used to determine the Company's basic earnings per share for that Fiscal Year, as reported in the Company's audited consolidated financial statements for the Fiscal Year; provided, however, that for the Fiscal Year ending December 31,1997, Earnings per Share shall be based on Earnings for the period March 27 through December 31, 1997 on an annualized basis (i.e., multiplied by 133%).

     2.14 Effective Date:  The effective date of the Plan, which is March 27,
1997.

     2.15 Fiscal Year: The 52- or 53-week period beginning on the Thursday after the last Wednesday in December of one year and ending on the last Wednesday in December of the next year; provided, however, that the first Fiscal Year shall commence on the Effective Date and end on December 31, 1997.

     2.16 Incremental Unit Value:  The amount determined in accordance with
Section 7.1.

     2.17 Maximum Cumulative Unit Value: For all Units awarded as of the beginning of any Fiscal Year, the amount determined by the Committee for those Units when they are awarded.

     2.18 Measuring Price: For each Unit awarded as of the Effective Date, $19.25; for each Unit awarded thereafter, the closing price of a Common Share as reported on the NASDAQ National Market System on the last day of the Fiscal Year preceding the date as of which the Unit is awarded.

     2.19 Participant: A key employee of the Company designated by the Committee to participate in the Plan.

     2.20 Plan: The Fine Host Corporation Long-Term Incentive Compensation Plan, as herein set forth and as it may be amended from time to time.

     2.21 Term of the Plan: The period commencing on the Effective Date and ending five years after the final award of Units, in accordance with Section 5.1, or on such earlier date as the Maximum Cumulative Unit Value of such Units may be achieved.

     2.22 Termination Without Cause: Termination of a Participant's employment by the Company without "Cause," as defined in the Participant's employment agreement with the Company, or, absent an agreement defining Cause, termination of the Participant's employment by the Company for any reason other than (i) continuing and material failure to fulfill his or her employment obligations or willful misconduct or gross neglect in the performance of such duties, (ii) commission of fraud, misappropriation or embezzlement in the performance of such duties, or (iii) conviction of a felony, which, as determined in good faith by the Board, constitutes a crime involving moral turpitude and may result in material harm to the Company.

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     2.23      Unit:  A unit of participation in the Plan awarded to a
Participant in accordance with Article V.

     2.24      Valuation Date:  The last day of any Fiscal Year.

                                 ARTICLE III

                                ADMINISTRATION

     3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. Committee decisions and determinations shall be made by a majority of its members present at a meeting at which a quorum is present, and they shall be final. The actions of the Committee with respect to the Plan shall be binding on all affected Participants. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.2 The Committee shall have full authority, subject to the provisions of the Plan (i) to select Participants and determine the extent and terms of their participation; (ii) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, (iii) to construe and interpret the Plan, the rules and regulations adopted thereunder and any notice or Award Certificate given to a Participant; and (iv) to make all other determinations that it deems necessary or advisable in the administration of the Plan. The Committee may request advice or assistance or employ such persons as it deems necessary for the proper administration of the Plan and may rely on such advice or assistance; provided, however, that in making any determinations with respect to the administration of the Plan, the Committee shall at all times be obligated to act in good faith and in conformity with the terms of the Plan.

     3.3 In the event of any stock split, stock dividend, reclassification, recapitalization or other change that affects the character or amount of outstanding Common Shares and Earnings Per Share, the Committee shall make such adjustments in the number of Units (whether authorized or outstanding and unexercised), the Measuring Price or both as shall, in the sole judgment of the Committee, be equitable and appropriate in order to make the value of such Units, as nearly as may be practicable, equivalent to the value of Units outstanding and unexercised immediately prior to such change. In no event, however, shall any such adjustment give any Participant any additional benefits.

     3.4 The Committee shall be precluded from increasing compensation payable under the Plan to a Participant, including acceleration of payment and increase of any amount payable, unless specifically provided for by the Plan.

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                                  ARTICLE IV

                                 PARTICIPATION

     4.1 Only key employees of the Company who, in the Committee's judgment, will have a significant impact on the success of the business shall be eligible to participate in the Plan. The Committee, in its sole discretion, shall select the Participants.

     4.2 In selecting Participants and in determining the number of Units to be awarded to each Participant for any Fiscal Year, the Committee shall take into account such factors as the individual's position, experience, knowledge, responsibilities, advancement potential and past and anticipated contribution to Company performance.

                                  ARTICLE V

                                AWARD OF UNITS

     5.1 Subject to adjustment as provided in Section 3.3, a maximum of 300,000 Units may be awarded under the Plan. A Participant who has been awarded Units may be awarded additional Units from time to time and new Participants may be awarded Units, both in the discretion of the Committee; provided, however, that no Units shall be awarded after 2006.

     5.2 Units shall be awarded solely by the Committee and shall be evidenced by an Award Certificate, as provided in Article X.

     5.3 Subject to adjustment as provided in Section 3.3, the maximum number of Units awarded to any one individual shall not exceed 75,000 during the Term of the Plan.

                                  ARTICLE VI

                          TERM AND VESTING OF UNITS

     6.1 Each Unit shall have a term of five years from the date of award, subject to earlier termination (i) upon exercise by a Participant, (ii) as provided in Article XI or (iii) upon achievement before five years of the Unit's Maximum Cumulative Unit Value. Notwithstanding the foregoing, the term of Units awarded as of the Effective Date shall terminate on the last day of the Fiscal Year ending in 2001, subject to earlier termination as aforesaid. Units shall be deemed to be awarded as of the Effective Date or the first day of any subsequent Fiscal Year through 2006, as the case may be.

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     6.2  Units shall become vested as follows, except that Units awarded as of the Effective Date shall become vested as if their date of award was the first day of Fiscal Year 1997:


                   Vested                Fiscal Years
               Percentage of                 from
               Units Awarded             Date of Award
                   40%                         2
                   60%                         3
                   80%                         4
                  100%                         5

     6.3 Notwithstanding Section 6.2, each Unit shall immediately become fully vested in the event of (i) attainment of its Maximum Cumulative Unit Value, (ii) a Participant's Termination Without Cause (before or after a Change in Control) or (iii) termination of a Participant's employment with the Company by reason of retirement on or after attainment of age 65, death or Disability.

                                 ARTICLE VII

                       DETERMINATION OF VALUE OF A UNIT

     7.1 For any Fiscal Year, the Incremental Unit Value of a Unit shall be equal to the product of (i) the Measuring Price, multiplied by (ii) .85 of the percentage by which Earnings Per Share for the Fiscal Year exceeds Base Year EPS. In the event Base Year EPS exceeds Earnings Per Share for any Fiscal Year, the Incremental Unit Value for the Fiscal Year shall be zero. The Committee shall notify each Participant of the Incremental Unit Value of his or her Units for each Fiscal Year as soon as practicable after the Valuation Date for the Fiscal Year.

     7.2 The Incremental Unit Value of each Unit for any Fiscal Year shall be cumulated with the Incremental Unit Value of the Unit for all prior Fiscal Years from the date of the Unit's award. The cumulative amount thus determined shall be the then Cumulative Unit Value of such Unit.

                                 ARTICLE VIII

                               PAYMENT OF UNITS

     8.1 A Unit may be exercised, to the extent that it is vested, at any time prior to becoming fully vested; provided, however, that upon exercise any partially vested Unit shall be canceled and its nonvested portion forfeited. Except as provided in Article XI, a Unit that is fully vested, in accordance with Article VI, shall thereupon be exercised.

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     8.2  In order to exercise a partially or fully vested outstanding Unit, a Participant (i) shall give written notice of exercise, as provided in
Section 8.3, specifying the number of Units being exercised, and (ii) shall deliver his or her Award Certificate to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the same to the Participant. The date of exercise of a Unit shall be the date on which the Company receives the required documentation. Upon exercise of a Unit, the Participant shall be entitled to receive the Cumulative Unit Value of the Vested Units being exercised, determined as of the concurrent or immediately preceding Valuation date, but not in excess of the Maximum Cumulative Unit Value.

     8.3 Notice of exercise of a partially or fully vested Unit shall be in writing addressed to the Secretary of the Company. Payment of the amount due under the Plan shall be made not later than five days following the date of exercise or the date of such other event as shall entitle the Participant to payment; provided, however, that, before any payment may be made, the Committee must certify in writing that all performance criteria under the Plan have been met. Not less than 50 percent of any amount due shall be paid in cash, and the balance shall be paid in cash or Common Shares or both, as determined by the Committee in its discretion; provided, however, that upon a Participant's Termination Without Cause following a Change in Control, payment shall be made solely in cash.

                                  ARTICLE IX

                      LIMITS ON TRANSFERABILITY OF UNITS

     9.1 Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount or any Common Shares payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant, or if no Beneficiary survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Beneficiary for purposes of the Plan.

     9.2 A Unit may be exercised only by the Participant to whom it was awarded, except in the event of the Participant's death, when a Unit may be exercised by his or her Beneficiary. Except as provided in Section 9.1, a Participant may not transfer, assign, alienate or hypothecate any benefits under the Plan.
                                       7

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                                  ARTICLE X

                              AWARD CERTIFICATE

     Promptly following the making of an award, the Company shall deliver to the recipient an Award Certificate, specifying the terms and conditions of the Unit. This writing shall be in such form and contain such provisions not inconsistent with the Plan as the Committee shall prescribe.

                                  ARTICLE XI

                             TERMINATION OF UNITS

     11.1 An outstanding Unit awarded to a Participant shall be canceled and all rights with respect thereto shall expire upon the earlier to occur of (i) its exercise as provided in Section 8.1 or (ii) termination of the Participant's employment with the Company; provided, however, that if such termination occurs by reason of retirement on or after attainment of age 65, death, Disability or Termination Without Cause, or for any other reason specifically approved in advance by the Committee, the term of such Unit shall continue for a period of 14 months from the date of termination (the "Extended Term"). For purposes of this Section 11.1, the Cumulative Unit Value of such Unit shall be determined as of the Valuation Date concurrent with or immediately preceding the end of the Extended Term or any earlier exercise date, whichever is applicable. A Unit whose term is continued for an Extended Term shall be deemed to be automatically exercised as of the last Valuation Date within the Extended Term, unless sooner exercised by the Participant or his or her legal representative.

     11.2 Nothing contained in Section 11.1 shall be deemed to extend the term of any Unit beyond the end of the Term of the Plan.

                                 ARTICLE XII

                    TERMINATION AND AMENDMENT OF THE PLAN

     The Company reserves the right to amend or terminate the Plan at any time, by action of the Committee, but no such amendment or termination shall adversely affect the rights of any Participant with respect to outstanding Units held by the Participant without his or her written consent. No amendment will be effective prior to approval by the Company's stockholders to the extent such approval is required by Section 162(m) of the Code or otherwise required by law.

                                       8
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                                 ARTICLE XIII

                              GENERAL PROVISIONS

     13.1 Nothing in the Plan, nor the award of any Unit, shall confer a right to continue in the employment of the Company or affect any right of the Company to terminate a Participant's employment.

     13.2 The Plan shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to principles of conflict of laws.

     13.3 The Company shall be authorized to withhold from any award or payment it makes under the Plan to a Participant the amount of withholding taxes due with respect to such award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     13.4 Nothing in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval as may be necessary, and such arrangements may be either generally applicable or applicable only in specific cases.

     13.5 Participants shall not be required to make any payment or provide any consideration for awards under the Plan other than the rendering of services.

                                       9